Exhibit 4.1




               American Construction Company, a Nevada Corporation
               ---------------------------------------------------

                             SUBSCRIPTION DOCUMENTS

The attached Subscription Documents must be completed and delivered as follows:

MAIL TO:
--------

American Construction Company, 4340 East Charlestown Avenue, Phoenix, Arizona 85032.

or to your broker


FUNDING INSTRUCTIONS

Subscriptions must be funded (at a price of $0.001 per Share) by check, certified bank draft, money order or bank wire transfer. MAKE BANK DRAFTS AND MONEY ORDERS PAYABLE TO: American Construction Company

Subscriptions will only be accepted from persons or entities that, in the opinion of the Company, are capable of bearing the risks associated with an investment in the Company.



































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                          AMERICAN CONSTRUCTION COMPANY                  Page 1
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                                TABLE OF CONTENTS
                                -----------------


                                                                     Page

SECTION "A"  How to Subscribe                                         3
SECTION "B"  Subscription Agreement                                   4















































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                          AMERICAN CONSTRUCTION COMPANY                  Page 2
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SECTION A - HOW TO SUBSCRIBE
----------------------------

To subscribe for Shares, You must fill out the Subscription Agreement contained in this booklet.

Directions for the Subscription Agreement are as follows:

1. Be sure to provide your correct name, address and social security or tax identification number, as this information will appear on the official records of the Company.

2.   Sign and be sure that you have checked the appropriate type of ownership.

3.   Signature and Supporting Material Requirements - The following requirements
     ----------------------------------------------
     have been established for the various ways in which Shares may be purchased and held other than by you as an individual:

     JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: The signatures of both joint tenants are required.

     COMMUNITY PROPERTY: The signatures of both husband and wife are required, unless a separate document signed by both parties and designating either as agent of the other for purposes of signing accompanies the subscription Agreement.

     TENANTS IN COMMON: The signatures of all parties are required.

     TENANTS BY THE ENTIRETY: The signatures of all parties are required.

     PARTNERSHIP: The Subscription Agreement must be accompanied by a copy of the signed partnership agreement.

     TRUST: The Subscription Agreement must be accompanied by a copy of the trust agreement.

     CORPORATION: The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and of the board's resolution authorizing the investment.

4.   Forward the following:
     (a)  Completed Subscription Agreement;
     (b)  Supporting material if required (see paragraph 3 above);
     (c) A certified bank draft or money order in the amount of your subscription (see below).

Payment Instructions
--------------------

MAKE CERTIFIED BANK DRAFT OR MONEY ORDER PAYABLE TO: American Construction
--------------------------------------------------------------------------
Company
-------

MAIL TO: American Construction Company 4340 East Charlestown Avenue, Phoenix, Arizona, 85032.

or to your broker











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                          AMERICAN CONSTRUCTION COMPANY                  Page 3
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SECTION B - SUBSCRIPTION AGREEMENT
----------------------------------

By signing this Subscription Agreement, without waiving any of your rights under applicable federal or state laws, you agree as follows:

1. You have received and read the Confidential Private Placement Memorandum dated May 15, 2003 ("Memorandum") prior to the execution of this Subscription Agreement. You have relied solely upon such documents and upon independent investigations made by you or by your representatives, in making your decision to purchase Shares, and no oral or written representations, apart from those contained in the foregoing documents, have been made to or relied upon by you;

2.   You are aware  that no federal or state  agency  has  approved  or made any
finding  or   determination  as  to  the  fairness  of  the  investment  or  any recommendation or endorsement of the Shares;

3. You understand that an investment in Shares involves certain risk factors and conflicts of interest, many of which are referred to in the Memorandum;

4. You have the requisite knowledge and experience to assess the relative business and tax matters and risks, or have relied upon the advice of experienced advisors with regard to tax aspects, risks and other considerations involved in this investment;

5. You and your counsel and/or advisor(s) (collectively, "representatives") have made, or have had the opportunity to make, such inspections as you have deemed necessary, whether to investigate any information given by the Memorandum, to further your evaluation of the investment, or otherwise;

6. You and your representatives have had the opportunity to discuss all material aspects of this transaction with management of the Company or with its authorized agents, and any questions asked have been answered to the full satisfaction of you and your representatives;

7. You are investing in the Shares with a reasonable expectation of an economic profit from such investment apart from tax benefits. You understand the offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of your investment intent as expressed herein;

8. Your overall commitment to investments, which are not readily marketable, is not disproportionate to your net worth and your investment in the Shares will not cause such overall commitment to become excessive;

9. You have adequate net worth and means of providing for your current needs and contingencies to sustain a complete loss of your investment in the Company at the time of investment, and have no need for liquidity in your investment in the Shares. You currently can afford a complete loss of your investment;

10. You are aware that there is no public market for the Shares, that it is unlikely that any such market will develop, and that it may not be possible to liquidate your investment readily. You agree not to transfer or assign this Subscription Agreement, or any of your interest herein, and further agree that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with the terms set forth in the Memorandum and all applicable laws;

11. You have attained the age of majority (as established in the state in which you reside), if an individual, and are under no legal disability with respect to entering into a contractual relationship with the Company and executing this Subscription Agreement;

12. If and when this Subscription Agreement is accepted, you will have purchased the number of Shares set forth above your signature on the signature page of this Subscription Agreement. The Shares which you offer to purchase hereby shall not be deemed issued to, or owned by, you until (i) you have fully paid the initial subscription price in cash, and (ii) the Company has accepted your offer of purchase. The Company shall have until the closing date of the Offering or any extension to accept or reject your offer, in its sole discretion;


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                          AMERICAN CONSTRUCTION COMPANY                  Page 4
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13.  By your signature  hereto,  you hereby  specifically  represent and warrant that you are the sole party in interest with respect to the purchase of Shares hereunder, and that you are eligible to purchase such Shares under the suitability standards of your state of residence and, if different, of the state in which the Shares are to be purchased. In the case of sales to fiduciary accounts, the fiduciary represents that such conditions are met by the fiduciary, by the fiduciary account, or by the contributor who directly or indirectly supplies the funds for the purchase of Shares. You are aware that the selling agent and/or the authorized dealer will rely upon your foregoing representations;

14. You agree to indemnify and hold harmless the Company, and its respective accountants, attorneys, officers, directors, affiliates, employees, agents and other representatives from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of your failure to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by you herein or in connection with the purchase of the Shares, or in any document provided by you to the Company.

15. You agree that within five days after receipt of a written request from the Company, you will provide such information and execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.


How to Subscribe
----------------

The undersigned is subscribing to a total of $__________________ (______________ Shares at $0.001 per Share) by:

____   $___________ (______________Shares) paid by check, and/or

____   $___________ (______________Shares) paid by certified bank draft, and/or

____   $___________ (______________Shares) paid by certified money order, and/or

____   $___________ (______________Shares) paid by wiring funds.

























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                          AMERICAN CONSTRUCTION COMPANY                  Page 5
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MAKE CERTIFIED BANK DRAFT OR MONEY ORDER PAYABLE TO: American Construction
--------------------------------------------------------------------------
Company
-------

MAIL TO: American Construction Company Suite 4340 East Charlestown Avenue, Phoenix Arizona.

{For details, see How to Subscribe (these instructions are immediately preceding this Subscription Agreement form)}

Print name(s) in which Shares are to be registered:

NAME:(1)
        ------------------------------------
Soc. Sec. or Tax I.D. No.:
                          ------------------

NAME:(2)
        ------------------------------------
Soc. Sec. or Tax I.D. No.:
                          ------------------

Address:
        ----------------------------------------------------------------

------------------------------------------------------------------------

The investment is to be held as follows (check one):

(a)  ____  Husband & Wife, as community property

(b)  ____  Joint Tenants

(c)  ____  Tenants in Common

(d)  ____  Individual

(e)  ____  Corporation

(f)  ____  Partnership

(g)  ____  Trust

(h)  ____  Other

NOTE: BY SIGNING THIS SUBSCRIPTION  AGREEMENT AND UPON ACCEPTANCE  THEREOF,  YOU
=====---------------------------------------------------------------------------
ARE ENTERING INTO AN AGREEMENT AND AGREEING TO INVEST MONEY.
------------------------------------------------------------

The undersigned hereby certifies that the undersigned has answered the foregoing to the best of the undersigned's knowledge, that the undersigned's answers are complete and accurate, and the undersigned declares under penalty of perjury that the foregoing is true and correct.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof

DATED:______________________ 2003, at _______________________________________

(I)X___________________________________ 2)X__________________________________


NOTE: If Shares are to be registered in more than one name, all subscribers must sign.

Acceptance of Subscription
--------------------------

Accepted by American Construction Company, as of ________________________, 2003

By:
   -----------------------------
     Jeff Mabry - Director




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                          AMERICAN CONSTRUCTION COMPANY                  Page 6